Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following information and all other information contained in this proxy statement/prospectus does not give effect to a previously approved reverse stock split in a ratio of up to 1 to 25, which the Board of the Company may enact at or prior to closing of the Merger.

The following unaudited pro forma combined financial statements were prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP, and give effect to the Merger between EnerJex and AgEagle, including material subsequent events that will occur either prior to or in connection with the closing of the Merger. For accounting purposes, AgEagle is considered to be acquiring EnerJex in the Merger. AgEagle was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors including: (i) AgEagle security holders are expected to own approximately 67% of the voting interests of the combined company immediately following the closing of the Merger; (ii) directors appointed by AgEagle will constitute the board of directors of the combined company; and (iii) employees of AgEagle will constitute the entire management of the combined company.

The unaudited pro forma combined balance sheet as of December 31, 2017 assumes that the Merger took place on December 31, 2017 and combines the historical balance sheets of EnerJex and AgEagle as of December 31, 2017. The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2017 assumes that the Merger took place as of January 1, 2017, and combines the historical results of EnerJex and AgEagle for the twelve months ended December 31, 2017. The unaudited pro forma combined statement of operations for the year ended December 31, 2016 assumes that the Merger took place as of January 1, 2016, and combines the historical results of EnerJex and AgEagle for the year ended December 31, 2016. The historical financial statements of EnerJex and AgEagle have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, including material subsequent events that will occur either prior to or in connection with the closing of the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

Because AgEagle will be treated as the accounting acquirer, AgEagle’s assets and liabilities will be recorded at their pre-combination carrying amounts and the historical operations that are reflected in the financial statements will be those of AgEagle. EnerJex’s assets and liabilities will be measured and recognized at their fair values as of the transaction date, and consolidated with the assets, liabilities and results of operations of AgEagle after the consummation of the Merger.

The unaudited pro forma combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. In summary, the unaudited pro forma combined financial statements include: (1) an adjustment to record cash at closing from an investment from an accredited investor of $4 million, (2) the elimination of all accounts receivable, deposits, prepaids and fixed assets from EnerJex’s balance sheet, (3) adjustments recorded by EnerJex to remove and transfer the oil and gas properties concurrently with the closing of the Merger, which will result in the removal of the net oil and gas properties asset to be transferred back to the lenders in exchange for the extinguishment of the associated debt, such extinguishment in the liabilities resulting in an adjustment to the profit and loss statement as a gain, (4) a previous AgEagle investment in Agribotix per terms of an exchange agreement, (5) the conversion of certain Enerjex’s accounts payable, accrued expenses, interest expenses and promissory notes into common stock and preferred stock, (6) adjustments for AgEagle’s promissory notes and debentures along with all related interest to be converted into common stock and preferred stock, (7) adjustments to accrued dividends payable to Series A Preferred stock holders, and (8) as part of the reverse merger, an adjustment to eliminate the deficit accumulated since inception for EnerJex, as going forward the operations of AgEagle will be the surviving operating entity.

The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma combined financial statements. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the completion of the Merger may differ materially from the information presented in these unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had AgEagle and EnerJex been a combined company during the specified period.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the separate AgEagle and EnerJex historical financial statements, and their respective management’s discussion and analysis of financial condition and results of operations. AgEagle’s historical audited financial statements for the twelve months ended December 31, 2017 and 2016 are included in this filing. EnerJex’s historical audited consolidated financial statements for the years ended December 31, 2017 and 2016 are included in its Annual Report on Form 10-K as filed with the SEC on March 23, 2018.

Unaudited Pro Forma Condensed Combined Balance Sheets

	December 31, 2017
	AgEagle Aerial Systems, Inc.	EnerJex Resources, Inc.	Pro Forma Adjustments		Preferred Stock Conversion		Pro Forma Combined
ASSETS
Current assets
Cash	35,289	677,936	4,000,000	(A)			4,713,225
Accounts receivable, net	255	143,799	(143,799)	(B)			255
Inventories	158,632	-					158,632
Deposits and prepaid expenses	3,384	223,648	(223,648)	(C)			3,384
Notes Receivable	75,000	-	-				75,000
Total current assets	272,560	1,045,383	3,632,553				4,950,496

Non Current assets
Fixed Assets	108,664	796,776	(796,776)				108,664
Less accumulated depreciation	(69,961)	(618,661)	618,661				(69,961)
Net Fixed Assets	38,703	178,115	(178,115)	(D)			38,703

Oil and gas properties using full-cost accounting	-	10,008,764	(10,008,764)				-
Less accumulated depreciation	-	(8,597,539)	8,597,539				-
Net oil and gas properties using full-cost accounting	-	1,411,225	(1,411,225)	(E)			-

Investment in AgriBotix	-	-	1,000,000	(F)			1,000,000
Total non-current assets	38,703	1,589,340	(589,340)				1,038,703

TOTAL ASSETS	311,263	2,634,723	3,043,213				5,989,199

LIABILITIES
Current liabilities

Accounts payable	426,154	217,941	(17,941)	(G)			626,155
Accrued expenses	59,354	1,034,827	(534,827)	(G)			559,354
Accrued interest	185,335	-	(185,335)	(G)			-
Payroll liabilities	5,521	-					5,521
Convertible notes payable	1,160,005	-	(1,160,005)	(G)			-
Promissory note – related party	131,050	-	(131,050)	(G)			-
Current portion of long term debt	-	4,876,903	(4,876,903)	(E)			-
Total current liabilities	1,967,419	6,129,671	(6,906,061)				1,191,030

Asset retirement obligation	-	1,611,845	(1,611,845)	(E)			-
Other long-term liabilities	-	6,919,579			(6,919,579)	(H)	-
Total non-current liabilities	-	8,531,424	(1,611,845)				-

TOTAL LIABILITIES	1,967,419	14,661,095	(8,517,906)				1,191,030

Commitments and Contingencies

STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock, $0.0001 par value - 100,000,000 share authorized, 4,200,000 shares issued and outstanding at December 31, 2017	420	-	200	(F)			620
Common stock, $0.001 par value, 250,000,000 shares authorized; shares issued and outstanding upon closing a conversion from AgEagle common shares par value to Enerjex par value will occur			7,330	(K)			7,330

Common stock, $0.001 par value, 250,000,000 shares authorized; shares issued and outstanding 16,294,891 at December 31, 2017		16,295	(15,255)	(A) (G)			1,040
Common stock, $0.001 par value, 250,000,000 shares authorized; shares issued and outstanding upon closing the conversion from Series A Preferred to common shares including accrued dividends, 11,511,767		-	-		425	(J)	425
10% Series A cumulative perpetual redeemable preferred stock, $0.001 par value, 25,000,000 shares authorized; 938,248 shares issued and outstanding December 31, 2017		2,000	-		(1,528)	(H)	472

Series B convertible preferred stock, $0.001 par value, 1,764 shares authorized, and 352 issued and outstanding at December 31, 2017		1	-		4	(H)	5

Series C convertible preferred stock, $0.001 par value, 500 shares authorized; 300 shares, issued and outstanding at December 31, 2017		1	-				1
Series C convertible preferred stock issuable		200,000	4,000,000	(A)(L)	(4,193,130)	(L)	6,870
Additional paid-in-capital	1,939,832	74,185,091	(78,860,916)	(A)(B)(C)(D) (E)(F)(G)(I)(J)(K)(L)	11,113,808	(H)(L)	8,377,816
Accumulated deficit	(3,596,408)	(86,429,760)	86,429,760	(I)			(3,596,408)

Total Stockholders’ (Deficit) Equity	(1,656,156)	(12,026,372)	11,561,119				4,798,170

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	311,263	2,634,723	3,043,213				5,989,199

The accompanying notes are an integral part of these condensed consolidated financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Twelve Months Ended December 31, 2017
	AgEagle Aerial Systems, Inc.	EnerJex Resources, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	116,035	1,329,005	(1,329,005)	(M)	116,035

Cost of Sales	111,811	1,363,946	(1,363,946)	(M)	111,811

Gross Profit	4,223	(34,941)	34,941		4,223

Operating Expenses:
Selling, general and administrative	260,388	1,242,327	(1,178,187)	(N)	324,528
Impairment of oil and gas asset	-	-			-
Professional fees	402,706	1,390,512	(252,016)	(N)	1,541,202
Consulting Fees – related party	7,992	-			7,992
Total operating expenses	671,086	2,632,839	(1,430,203)		1,873,722

Loss from Operations	(666,863)	(2,667,780)	1,465,144		(1,869,498)
Other expense	12,458	692,879	(692,879)	(O)	12,458
Interest expense	(142,810)	(1,250,191)	1,250,191	(O)	(142,810)
Gain on loan sale agreement	-	11,500,124	(11,500,124)	(P)	-
Loss on derivatives contracts	-	-		(Q)	-
Income (Loss) before Income Taxes	(797,215)	8,275,032	(9,477,668)		(1,999,850)
Provision for income taxes	-
Net (Loss) Income	(797,215)	8,275,032	(9,477,668)		(1,999,850)

Net (Loss) Income	(797,215)	8,275,032	(9,477,668)		(1,999,851)
Beneficial conversion on Series C Preferred Stock	-	(208,500)	208,500	(H)	-
Deemed dividend for anti-dilution provision	-	(3,400,000)	3,400,000	(H)	-
Preferred dividends	-	(3,518,430)	2,847,324	(H)	(671,106)
Net Income (Loss) attributable to common stockholders	(797,215)	1,148,102	(3,021,844)		(2,670,957)
Net (Loss) Income Per Share – Basic	(0.19)	0.11			(0.27)
Weighted average shares basic	4,200,000	10,503,070			9,886,305
Net (Loss) Income Per Share – Diluted	(0.19)	0.11			(0.16)
Weighted average shares diluted	4,200,000	10,503,070			16,518,637

The accompanying notes are an integral part of these condensed consolidated financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

	For the Twelve Months Ended December 31, 2016
	AgEagle Aerial Systems, Inc.	EnerJex Resources, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	373,324	2,461,727	(2,461,727)	(M)	373,324

Cost of Sales	338,244	2,661,258	(2,661,258)	(M)	338,244

Gross Profit	35,080	(199,531)	199,531		35,080

Operating Expenses:
Selling, general and administrative	427,146	2,596,131	(2,201,212)	(N)	822,065
Impairment of oil and gas asset	-	8,032,670	(8,032,670)	(E)	-
Professional fees	554,043	310,471	(310,000)	(N)	554,514
Consulting Fees - related party	694,356	-			694,356
Total operating expenses	1,675,545	10,939,272	(10,543,882)		2,070,935

Loss from Operations	(1,640,465)	(11,138,803)	10,743,413		(2,035,854)
Other expense (income)	(118,475)	2,406,340	(2,406,340)	(O)	(118,475)
Interest expense	(53,575)	(1,911,906)	1,911,906	(O)	(53,575)
Loss on derivative contracts	-	(2,531,401)	2,531,401	(Q)	-
Loss before Income Taxes	(1,812,515)	(13,175,770)	12,780,380		(2,207,904)
Provision for income taxes	-
Net Loss	(1,812,515)	(13,175,770)	12,780,380		(2,207,904)

Net Loss	(1,812,515)	(13,175,770)	12,780,380		(2,207,905)
Preferred dividends	-	(3,010,211)	3,010,211	(H)	-
Net Loss attributable to common stockholders	(1,812,515)	(16,185,981)	15,790,591		(2,207,905)
Net Loss Per Share – Basic	(0.44)	(1.92)			(0.22)
Weighted average shares basic	4,099,167	8,423,936			9,886,305
Net Loss Per Share – Diluted	(0.44)	(1.92)			(0.13)
Weighted average shares diluted	4,099,167	8,423,936			16,518,637

The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the Proposed Transaction

As of March 26, 2018, EnerJex Resources, Inc. (“EnerJex”) and AgEagle Aerial Systems, Inc. (“AgEagle”) closed their Agreement and Plan of Merger dated October 19, 2017, which we refer to as the Merger Agreement, that sets forth the terms and conditions of the business combination of EnerJex and AgEagle. Under the Merger Agreement, AgEagle Merger Sub, Inc., a wholly owned subsidiary of EnerJex (“Merger Sub”), merged with and into AgEagle, with AgEagle surviving as a wholly owned subsidiary of EnerJex (the “Merger”).

2. Basis of Presentation

EnerJex, a Nevada corporation, had a fiscal year ended December 31, 2017 during the periods presented. The most recent financial information available for EnerJex is for the twelve months ended December 31, 2017. The information presented for EnerJex as of December 31, 2017 is deemed to be current for these unaudited pro forma condensed combined financial statements. AgEagle, a Nevada corporation, reports on a calendar year basis and is utilizing financial statements as of December 31, 2017 for these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements were prepared in accordance with regulations of the Securities and Exchange Commission and are intended to show how the Merger might affect the historical financial statements if the transaction had been completed on December 31, 2017 for the purposes of the balance sheet and December 31 2017 and 2016 for the purposes of the statement of operations. The pro forma adjustments reflecting the completion of the transactions are based upon the accounting rules for reverse capitalizations.

Based on the terms of the Merger Agreement, AgEagle is deemed to be the accounting acquirer because the former AgEagle shareholders, board of directors and management have voting control and operating control of the combined company. The Merger will be accounted for as a capital transaction accompanied by a recapitalization with no goodwill or other intangibles recorded.

The historical financial data has been adjusted to give pro forma effects to events that are (i) directly attributable to the Merger (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the transactions. The unaudited pro forma condensed combined financial data also do not include any integration costs. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Merger occurred prior to the specified period.

3. Pro Forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed combined balance sheet as of December 31, 2017 and statement of operations for the twelve months ended December 31, 2017 are as follows:

(A)	To record cash at closing for purposes of investment from accredited investors (1)	4,000,000

(B)	Adjustment to record removal of accounts receivable in anticipation of merger (2)	143,799

(C)	Adjustment to record removal of deposits and prepaid expenses in anticipation of merger (3)	223,648

(D)	Adjustment to record removal of fixed assets in anticipation of merger to be assumed by EnerJex (4)	178,115

(E)	Adjustments to remove and transfer oil and gas properties concurrently with the closing of the merger (5):
	Removal of net oil and gas properties to be transferred in return for extinguishment of associated debt	$(1,411,225)
	Removal of net oil and gas asset retirement obligation as a result of property to being transferred in return for extinguishment of associated debt	1,611,845
	Elimination of debt associated with oil and gas assets as a result of property being transferred	4,876,903
	Elimination of amortization and related costs associated with oil and gas assets removed at closing	3,142,817
	Total pro forma adjustment to P&L - Gain on extinguishment of debt	$8,220,340

(F)	Investment in Agribotix per terms of Exchange Agreement to be recorded on a cost basis (6)	$1,000,000

(G)	Adjustments to common stock as a result of convertible equity raised prior to merger to remove payables, accrued expenses and existing debt prior to merger (7)
	Accounts payable converted to common or preferred shares as part of closing of merger	$17,941
	Accrued expenses converted to common or preferred shares as part of closing of merger	534,827
	Interest expense converted to common or preferred shares as part of closing of merger	185,335
	Promissory notes converted to common or preferred shares as part of closing of merger	$1,345,340

(H)	Adjustments to accrued dividends payable to Series A Preferred stockholders, conversion of shares into common stock and elimination of preferred dividends into stock at closing (8)	$6,455,824

(I)	Adjustment to eliminate the deficit accumulated since inception for EnerJex as going forward the operations of AgEagle will be the surviving operating entity (9)

(J)	Adjustment to convert at closing from Series A Preferred to common shares of EnerJex, at an exchange ratio of 1 share of preferred for 10 shares of common stock or a pre-reverse split basis (10)

(K)	Adjustment to convert at closing the AgEagle common shares par value of $.0001 to EnerJex par value of $.001 (11)

(L)	Issuance of additional Series C Preferred Shares in connection with the $4,000,000 private placement (12)

(M)	Adjustment to EnerJex’s revenue and cost of goods sold as a result of transfer of EnerJex’s income producing assets (13)

(N)	Adjustment to EnerJex’s SG&A expenses related to the operations of the EnerJex income producing assets, transferred at closing (13)

(O)	Adjustment to EnerJex’s existing interest expense and other income(expense) related to debt and other assets eliminated at closing (13)

(P)	Adjustment to EnerJex’s gain on loan sale agreement eliminated as a result of transfer of EnerJex’s income producing assets at closing (13)

(Q)	Adjustment to EnerJex’s existing changes in fair value derivative contract cost expense related to contracts eliminated at closing (13)

(1)	Investment from Alpha Capital Anstalt providing $4 million for 4,000 shares of Series C Preferred Stock. .

(2)	All EnerJex accounts receivable related to operations of the oil and gas assets have been eliminated in the transfer of such assets to the third party lender.

(3)	All EnerJex deposits and prepaid expenses related to operations of the oil and gas assets have been eliminated in the transfer of such assets to the third party lender.

(4)	All EnerJex fixed assets related to operations of the oil and gas assets have been eliminated in the transfer of such assets to the third party lender.

(5)	EnerJex completed as of the closing of the merger, an agreement with the lender of its long term debt to forgive such debt in return for the transfer of the Company’s remaining oil gas assets. Such agreement eliminated the relevant assets, debt, retirement obligations and other liabilities associated with ownership of said assets.

(6)	AgEagle has an agreement with Agribotix, in connection with other reseller agreements, to exchange 20% of Agribotix’s equity for $1,000,000 of AgEagle common stock concurrently with the closing of the Merger at the market price of the Company’s common stock at such time. Such share exchange was included in the Merger consideration paid to the AgEagle shareholders.

(7)	EnerJex raised approximately $650,000 in connection with the sale of 1,1061,752 shares of Series A Preferred Stock on December 20, 2017. These funds in addition to other cash on hand prior to the merger allowed the Company to eliminate a significant portion of its current payables, accrued expenses, interest and notes of EnerJex.

(8)	All accrued but unpaid dividends of the Series A Preferred Stock were converted into 241,599 additional shares of Series A Preferred Stock by approval of over 67% of the Series A shareholders..

(9)	Per GAAP accounting rules.

(10)	Each share of Series A Preferred stock was converted into 10 shares of common stock, on a pre reverse split basis. The adjustment resulted in the recording of $11,511,767 to APIC and $11,512 to eliminate the Preferred Series A shares from the Balance Sheet

(11)	Adjustment made for issuance of shares of EnerJex to the AgEagle shareholders, at a 41.41 to 1 ratio.

(12)	Capital committed from Alpha Capital Anstalt made for issuance of additional shares of Series C Preferred Stock.

(13)	Per GAAP accounting rules, as AgEagle is the accounting acquiring party, historical revenue, costs of goods sold, SG&A related to oil/gas operations, interest expense, gain on loan sale agreement, and derivative contract costs of EnerJex would be eliminated at closing.

4. Earnings Per Share

The pro forma weighted-average shares outstanding gives effect to the issuance of 7,848,712 shares of common stock of EnerJex in connection with the merger as if they occurred at the beginning of the period presented. The pro forma weighted average shares outstanding takes into effect the 25:1 reverse split as of March 26, 2018.

5. Common Share Reconciliation per Proforma Balance Sheet

EnerJex shares issued to AgEagle shareholders	7,949,837
EnerJex Existing Shareholders as of 12/31/17	1,039,828
EnerJex Series A Preferred Shareholders including accrued dividends converted to common shares	424,701
EnerJex accrued salaries converted to common shares	471,939
Total Common Shares Outstanding as of Closing	9,886,305
Series B Outstanding at closing	5,388
Series C Outstanding at closing	4,663,893
Options to be issued	1,963,051
Total Common Shares Outstanding as of Closing – Diluted	16,518,637